	Significant Subsidiaries of Citigroup	Exhibit 21.01

       In accordance with SEC rules, the following is a list of Citigroup’s subsidiaries as of December 31, 2019, other than those subsidiaries, considered in the aggregate as a single subsidiary, that would not constitute a “significant subsidiary” as of December 31, 2019.

       This list of subsidiaries will change from year-to-year as a result of changes in Citigroup’s and its subsidiaries’ results of operations and financial condition, legal entity consolidations and any sales and other dispositions of Citigroup’s subsidiaries. Accordingly, this list is not representative of the total number of subsidiaries that Citigroup may have at any given time.

Subsidiary Level (a)	Subsidiary	Jurisdiction Name
1	Citicorp Banking Corporation	Delaware
2	Associates First Capital Corporation	Delaware
3	CitiFinancial Credit Company	Delaware
2	Citi Ventures Inc.	Delaware
2	Citibank (Switzerland) AG	Switzerland
2	Citicorp North America, Inc.	Delaware
2	Citigroup Global Markets Realty Corp.	New York
1	Citicorp LLC	Delaware
2	Citi GSCP Inc.	Delaware
3	Citigroup Niagara Holdings LLC	Delaware
4	Citi Niagara LLC	Delaware
3	TRV Holdings LLC	Delaware
4	TRV Investments LLC	Delaware
5	COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
6	Citicorp (Mexico) Holdings LLC	Delaware
7	Grupo Financiero Citibanamex, S.A. de C.V.	Mexico
8	Banco Nacional de Mexico, S.A., integrante del Grupo Financiero Banamex	Mexico
9	Tarjetas Banamex, S.A. de C.V., SOFOM, E.R.	Mexico
8	Citibanamex Afore, S.A de C.V., integrante del Grupo Financiero Citibanamex	Mexico
8	Citibanamex Casa de Bolsa, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Citibanamex	Mexico
8	Citibanamex Seguros, S.A. de C.V., Integrante del Grupo Financiero Citibanamex	Mexico
2	Citibank, N.A.	United States
3	Canada Square Investments Limited	England
4	R.B. Bishopsgate Investments Limited	England
3	Citi Real Estate Funding Inc.	New York
3	Citibank (China) Co., Ltd.	China
3	Citibank del Peru S.A.	Peru
3	Citibank Kazakhstan JSC	Kazakhstan
3	Citibank Overseas Investment Corporation	United States
4	Bank Handlowy w Warszawie S.A.	Poland
4	Citi Investments Bahamas Ltd.	Bahamas
5	Citi Overseas Holdings Bahamas Limited	Bahamas
6	Citibank Holdings Ireland Limited	Ireland
7	Citibank Europe plc	Ireland
6	Citigroup Asia Pacific Holding LLC	Delaware
7	Banco Citibank S.A.	Brazil
7	Citigroup Holding (Singapore) Private Limited	Singapore
8	Citibank Berhad	Malaysia

8	Citibank (Hong Kong) Limited	Hong Kong
8	Citibank Singapore Limited	Singapore
8	Citicorp International Limited	Hong Kong
8	Citicorp Investment Bank (Singapore) Limited	Singapore
8	Citigroup Pty Limited	Australia
4	Citibank Canada	Canada
4	Citibank Korea Inc.	South Korea
4	Citibank Nigeria Limited	Nigeria
4	Citibank Taiwan Ltd.	Taiwan (Province of China)
4	Citibank-Colombia S.A.	Colombia
4	Citicorp Services India Private Limited	India
4	Citigroup Chile S.A.	Chile
4	Citigroup Netherlands B.V.	Netherlands
5	AO Citibank	Russia
5	Citibank Anonim Sirketi	Turkey
4	Corporacion Accionaria Citibank de Costa Rica, S.A.	Costa Rica
5	Grupo Financiero Citibank de Costa Rica S.A.	Costa Rica
4	Joint Stock Company "Citibank"	Ukraine
4	Washington & Watts LLC	Delaware
5	Renwick & Spring LLC	Delaware
4	Yonder Investment Corporation	Delaware
5	Associates Financial Services (Mauritius) LLC	Mauritius
6	Citicorp Finance (India) Limited	India
5	Latin American Investment Bank Bahamas Limited	Bahamas
3	Citicorp Credit Services, Inc. (USA)	Delaware
3	Citicorp USA, Inc.	Delaware
4	Citi Retail Services LLC	Delaware
3	Citigroup Technology, Inc.	Delaware
2	Citigroup Japan Holdings G.K.	Japan
3	Citigroup Global Markets Japan Inc.	Japan
1	Citigroup Global Markets Holdings Inc.	New York
2	Citigroup Financial Products Inc.	Delaware
3	Citigroup Financial Strategies Inc.	Delaware
4	Citigroup Strategic Investments LLC	Delaware
3	Citigroup Global Markets Holdings Bahamas Limited	Bahamas
4	Citigroup Global Markets Limited	England
3	Citigroup Global Markets Inc.	New York
3	Citigroup Global Markets India Private Limited	India
3	Citigroup Global Markets (International) Finance GmbH	Switzerland
4	Citigroup Global Markets Overseas Finance Limited	Cayman Islands
5	Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
3	Pipestone Investments LLC	Cayman Islands
1	Citigroup Investments Inc.	Delaware
2	Citigroup Alternative Investments LLC	Delaware

(a) Indicates the number of subsidiaries levels the subsidiary resides beneath Citigroup Inc.